UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2010

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	Other Events

On November 23, 2010, Solitario Exploration & Royalty Corp. ("Solitario") announced an update on its activities at its Mt. Hamilton project near Ely Nevada. Solitario has initiated core drilling on the advanced Mt. Hamilton gold project situated at the southern end of the prolific Battle Mountain gold trend in eastern Nevada. Two core rigs are now drilling as part of a twelve-hole program to provide feasibility-level geotechnical, hydro-geologic and infill resource information for the feasibility study that is now underway.

In addition, Solitario made the $300,000 advanced royalty payment to the underlying owners of the Mt. Hamilton lease as prescribed in the binding Letter of Intent ("LOI") to joint venture the Mt. Hamilton gold project. Solitario can earn up to an 80% interest in the property by completing a bankable feasibility study and making future property and royalty payments. Solitario and Ely have mutually agreed to extend the date to form a jointly held limited liability company (the "LLC) to December 20, 2010, to allow the transfer of Ely's Mt. Hamilton gold assets and ownership interests by DHI Minerals (U.S.) Ltd., a wholly owned subsidiary of Ely. All other terms of the LOI previously approved by Ely shareholders and the TSX Venture Exchange remain unchanged. As part of its initial earn-in commitment, Solitario is committed to spend a minimum of $1.0 million on exploration and feasibility work by August 26, 2011. For a more complete list of the terms and conditions under the LOI, a copy of the LOI is available online at www.sedar.com, www.solitarioxr.com & www.elygoldandminerals.com

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Exhibit Description
99.1	Solitario Exploration & Royalty Corp. press release dated November 23, 2010

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 24, 2010

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer

EXHIBIT INDEX
Exhibits	Exhibit Description
99.1	Solitario Exploration & Royalty Corp. press release dated November 23 , 2010

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